Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO
18 U.S.C SECTION 1350

The undersigned, Bradford A. Zakes, the President and Chief Executive Officer of ImaRx Therapeutics, Inc. (the “Company”), pursuant to 18 U.S.C. §1350, hereby certifies that:

(i)
the Amendment No. 1 to the Annual Report on Form 10-K/A for the period ended December 31, 2007 of the Company (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 3, 2008	/s/ Bradford A. Zakes

Bradford A. Zakes
President and Chief Executive Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.